UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 1, 2016

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On November 2, 2016, Glu Mobile Inc. (“Glu”), through Comet Transfer Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Glu (“Sub”), acquired shares (the “Shares”) representing approximately 80.6% of the issued and outstanding voting power of Crowdstar Inc., a Delaware corporation (“Crowdstar”), pursuant to a Stock Transfer Agreement (the “Transfer Agreement”) by and among Glu, Sub, Time Warner Inc. (“Time”), Intel Capital Corporation (“Intel”) and certain other stockholders (the “Participating Holders”) of Crowdstar (the “Acquisition”).  Crowdstar, which is based in Burlingame, California, employed approximately 90 people as of November 2, 2016 and develops fashion and home decor genre games for mobile devices.

Pursuant to the terms of the Transfer Agreement, Glu, through Sub, paid approximately $40.8 million in cash to the Participating Holders in exchange for the Shares.  Following the Acquisition, Sub exercised its right, as the holder of a majority of each of the preferred stock and the capital stock of Crowdstar, to appoint each of the five members of the board of directors of Crowdstar.  In addition, certain drag-along provisions (the “Drag-Along”) specified in a voting agreement by and among Crowdstar, Time, Intel, and certain other stockholders of Crowdstar (the “Voting Agreement”) were triggered.  Pursuant to the terms of the Drag-Along, certain other stockholders of Crowdstar (the “Drag Holders”) were required to tender their Crowdstar capital stock to Sub on the same terms as the Participating Holders.

On December 6, 2016, Glu acquired the remaining issued and outstanding shares of Crowdstar in a two-step process for approximately $4.7 million in cash, and now has 100% ownership of Crowdstar. In the first step, the Drag Holders tendered their shares to Sub in accordance with the drag-along provisions specified in the Voting Agreement.  In the second step, Sub was merged with and into Crowdstar through a short-form merger under the laws of the State of Delaware, with Crowdstar continuing as the surviving entity and as a wholly-owned subsidiary of Glu (the “Merger”).  Glu paid an aggregate of approximately $45.5 million (which includes the $40.8 million Glu paid in connection with the Acquisition) to acquire 100% ownership of Crowdstar.

The initial Form 8-K related to the closing of the Acquisition was filed on November 3, 2016 and was subsequently amended on December 12, 2016.  This Form 8-K/A is being filed to amend and supplement the previously filed Form 8-K, as amended, to include the required financial statements and information under Items 9.01(a) and 9.01(b) of Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired.

The following audited financial statements are filed as Exhibit 99.1 to this report and incorporated in their entirety herein by reference:

Audited Consolidated Financial Statements of Crowdstar as of and for the year ended December 31, 2015.

Unaudited Consolidated Financial Statements of Crowdstar as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015.

(b)Pro Forma Financial Statements.

The following pro forma information is filed as Exhibit 99.2 to this report and incorporated in its entirety herein by reference:

Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2016

Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended September 30, 2016

Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2015

(d)Exhibits.

Number	Description

23.1	Consent of Moss Adams LLP

99.1

Audited consolidated financial statements of Crowdstar Inc. as of and for the year ended December 31, 2015, and the unaudited consolidated financial statements as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015.

99.2

Unaudited pro forma condensed combined consolidated balance sheets as of September 30, 2016 and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLU MOBILE INC.

By:	/s/ Eric R. Ludwig
Eric R. Ludwig
EVP, Chief Operating Officer and Chief Financial Officer

Date: January 13, 2017

EXHIBIT INDEX

Number	Description

23.1	Consent of Moss Adams LLP

99.1

Audited consolidated financial statements of Crowdstar Inc. as of and for the year ended December 31, 2015, and the unaudited consolidated financial statements as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015.

99.2

Unaudited pro forma condensed combined consolidated balance sheets as of September 30, 2016 and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015.